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                                AMENDMENT NO. 6
                                       TO
                           THE ARCO CHEMICAL COMPANY
                         1990 LONG-TERM INCENTIVE PLAN
               -------------------------------------------------

The ARCO Chemical Company 1990 Long-Term Incentive Plan (the "Plan"), as amended, is hereby amended as follows:

1.   Article I, Section 2 of the Plan is amended to read as follows:

          "Section 2.    Effective Date and Duration of Plan.  The effective
                         -----------------------------------
date of the Plan is January 1, 1990, subject to approval by the holders of a majority of the shares which are represented in person or by proxy and entitled to vote on the subject at a meeting of the stockholders of the Company at which a quorum is present, except that awards under the Plan may be made subject to such stockholder approval. No awards may be made under the Plan after December 31, 1998."

2. Article IV, Section 1 of the Plan is amended and restated in its entirety as follows:

          "Section 1.    Option Limits.  Subject to adjustment as provided in
                         -------------
Section 2 of this Article IV, the number of shares of Common Stock which may be issued upon exercise of Stock Options shall not exceed 3,000,000 in the aggregate over the life of the Plan. The shares shall be made available from authorized but unissued Common Stock or from Common Stock issued and held in the treasury of the Company as shall be determined by the Subcommittee."

3. Except as set forth herein, the Plan shall not be amended or modified and shall remain in full force and effect.

Executed this 20th day of February, 1997.

ATTEST                                             ARCO CHEMICAL COMPANY


By: /s/ Kathy H. Gaddes                            By: /s/ Frank W. Welsh
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                                                      Frank W. Welsh
                                                      Vice President
                                                      Human Resources



                                   EXHIBIT 4